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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]


                                February 9, 2000

Beasley Broadcast Group, Inc.
3033 Riviera Drive, Suite 200
Naples, Florida  34103

          Re: Registration Statement No. 333-91683; 7,877,500 shares of Class A Common Stock, par value $0.001 per share

Ladies and Gentlemen:

     In connection with the registration of 7,877,500 shares of Class A common stock of Beasley Broadcast Group, Inc., a Delaware corporation (the "Company"), par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended, by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on November 24, 1999 (File No. 333-91683), as amended by Amendment No. 1 filed with the Commission on January 12, 2000, as amended by Amendment No. 2 filed on January 31, 2000 and as amended by Amendment No. 3 filed on February 9, 2000 (as so amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.




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LATHAM & WATKINS
     February 9, 2000
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     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                            Very truly yours,

                                            /s/ Latham & Watkins